Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. § 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Future Health Acquisition Corp. (the “Company”) on Form 10-Q for the period ended September 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, Travis A. Morgan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: November 13, 2023	By:	/s/ Travis A. Morgan
Travis A. Morgan
Chief Financial Officer (Principal Financial and Accounting Officer)